Exhibit 23.1

ROBERT B. MURRAY
REGISTERED GEOLOGIST
1612 E. 43rd Avenue
Eugene, OR 97405-4408
(541) 344-4457
robert.b.murray@comcast.net

February 3, 2009

Consent of Expert

Goldrich Mining Company
3412 Lincoln Drive
Spokane, Washington 99203

United States Securities and Exchange Commission

I, Robert B. Murray, contract geologist and president of Kingegan Mining, co-authored the Technical Report "Evaluation of the Chandalar, Alaska Mining Property" dated May 5, 2008 (the "Report"). The Report was produced by myself, James Barker, and Jeffery O. Keener for Goldrich Mining Company (the "Company").

I hereby consent to the filing of the Report with the Registration Statement of the Company on Form S-1 filed on or around February 3, 2009 (the "Registration Statement"), and to the use of and references to the subject matter of the Report contained therein. I also consent to the use of my name in the Registration Statement as co-author of the Report.

Dated: February 03, 2009

Robert B. Murray

Robert B. Murray
President, Kingegan Mining
B.S., M.S., Oregon Professional Geologist #G0965